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                                                                     EXHIBIT 5.1


                      [Letterhead of Shearman & Sterling]

                               February 9, 2000


drugstore.com, inc.
13920 Southeast Eastgate Way
Suite 300
Bellevue, Washington 98005


     We have acted as special counsel to drugstore.com, inc., a Delaware corporation (the "Company"), in connection with the proposed offering (the "Offering") of up to 6,923,000 shares of the Company's common stock, par value $0.0001 per share (the "Shares"), by the Company and the selling stockholders (the "Selling Stockholders"), as described in the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Shares are to be sold to the public pursuant to the terms of an underwriting agreement among the Company, the Selling Stockholders and the Underwriters named therein (the "Underwriting Agreement"), the form of which will be filed as an exhibit to the Registration Statement.

     In connection with this opinion, we have (i) examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, and (ii) assumed that the Shares will be sold by the Underwriters at a price approved by the Company's Board of Directors. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals and the conformity to the originals of all documents presented to us as copies. Our opinion expressed herein is limited to the General Corporation Law of the State of Delaware.

     Based upon the foregoing, we are of the opinion that the Shares to be sold in the Offering (including Shares, if any, registered in a registration statement relating to the Offering filed by the Company pursuant to Rule 462(b) under the Securities Act) when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement. We hereby also consent to the incorporation by reference of this opinion and consent to a registration statement, if any, relating to the Offering filed by the Company pursuant to Rule 462(b) under the Securities Act. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.



                                        Very truly yours,



                                        /s/ SHEARMAN & STERLING